UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement

On May 9, 2016, Vertex Energy, Inc. entered into Amendment No. 1 to the Amended and Restated Credit Agreement (“Amendment No. 1”), which amended the Amended and Restated Credit Agreement dated January 29, 2016, entered into by and between us, Vertex Energy Operating, LLC, our wholly-owned subsidiary (“Vertex Operating”), substantially all of our other wholly-owned subsidiaries, Goldman Sachs Specialty Lending Holdings, Inc., as lender (“Lender”) and Goldman Sachs Bank USA, a New York State-Chartered Bank, as administrative agent, lead arranger and collateral agent (“Agent”) (the “Restated Credit Agreement”). The Restated Credit Agreement is described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 3, 2016. Pursuant to Amendment No. 1, we, Vertex Operating, substantially all of our other wholly-owned subsidiaries, the Lender and the Agent, agreed to amend the Restated Credit Agreement to (a) change the threshold constituting a change of control under the Restated Credit Agreement, from any time that Benjamin P. Cowart, our Chief Executive Officer, Chairman and largest stockholder, ceases to beneficially own and control at least 20% on a fully diluted basis of the economic and voting interests of our capital stock (“Fully-Diluted Capital Stock”), to any time that Mr. Cowart beneficially owns less than 10% of our Fully-Diluted Capital Stock; (b) extend the date that we are required to meet certain fixed charge coverage ratios from the quarter ending September 30, 2016, to the quarter ending March 31, 2017; (c) adjust the calculation of leverage ratio described in the Restated Credit Agreement; (d) allow for the Offering (described below) and the required payment of $800,000 to the Lender in connection with such Offering (representing the payment originally due June 30, 2016); (e) provide that the financial covenants relating to fixed charge ratios and leverage ratios would not be tested for the quarters ending September 30, 2016 and December 31, 2016, in the event we make the $800,000 payment to the Lender described above; (f) amend the required timing for certain other post-closing events to occur under the terms of the Restated Credit Agreement; and (g) include a release whereby we (and substantially all of our wholly-owned subsidiaries) released the Investor and Agent for any claims which we had, or could have had, as of the date the parties’ entered into Amendment No. 1.

The foregoing summary of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached as Exhibits 10.1 hereto and is incorporated herein by reference.

Unit Offering

On May 10, 2016, we entered into a Unit Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors an aggregate of approximately 12 million units (the “Units”), each consisting of (i) one share of Series B1 Preferred Stock of the Company, $0.001 par value per share (the “Series B1 Preferred Stock”) and (ii) one warrant to purchase one-quarter of a share of common stock of the Company, $0.001 par value per share (each a “Warrant” and collectively, the “Warrants”). The Units were agreed to be sold at a price of $1.56 per Unit (the “Unit Price”) (a 2.6% premium to the closing bid price of the Company’s common stock on the NASDAQ Capital Market on the date the Purchase Agreement was entered into which was $1.52 per share (the “Closing Bid Price”)). The Warrants have an exercise price of $1.53 per share ($0.01 above the Closing Bid Price). Total gross proceeds from the offering of the Units (the “Offering”) will be approximately $19.3 million.

A total of approximately $18.6 million of the securities sold in the Offering came from investors who participated in the Company’s prior June 2015 offering of Series B Preferred Stock and warrants to purchase shares of common stock. 60% of the funds received from such investors will be used to immediately repurchase such investors’ Series B Preferred Stock. As a result, a total of approximately $11.2 million of the proceeds raised in the Offering will be used to immediately repurchase and retire approximately 3.6 million shares of Series B Preferred Stock and pay accrued interest on such repurchased shares through the closing date (the “Repurchases”), leaving net proceeds of approximately $8.1 million, before deducting placement agents’ fees and estimated offering expenses. Of these net proceeds, $800,000 will be used to pay amounts owed to the Lender, as discussed above and the remaining proceeds for working capital purposes and potential acquisitions.

Craig-Hallum Capital Group LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering. The Placement Agent will receive a commission equal to 6.5% of the net proceeds after affecting the Repurchases described above, from the Offering, for an aggregate commission of approximately $530,000.

The Company’s Chief Executive Officer and Chairman, Benjamin P. Cowart and the Company’s Chief Financial Officer and Secretary, Chris Carlson, each agreed to purchase 32,052 Units ($50,000 of Units) in the Offering and in connection with such purchases will be issued 32,052 shares of Series B1 Preferred Stock and warrants to purchase 8,013 shares at the closing of the Offering.

As described in greater detail below, the holders of the Series B1 Preferred Stock will have the right to convert such preferred stock shares into common stock of the Company on a one-for-one basis, subject to certain restrictions described below. The number of shares of common stock issuable upon the complete conversion of the Series B1 Preferred Stock (not including any dividends which, pursuant to the terms of the Series B1 Preferred Stock may be paid in shares of common stock of the Company subject to certain conditions described below) and complete exercise of the Warrants planned to be sold in the Offering (i.e., Warrants to purchase an aggregate of 3.1 million shares of common stock), would total approximately 3.1 million shares or 10.4% of our issued and outstanding shares of common stock immediately prior to our entry into the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. The Company anticipates that the Offering will close on or about May 13, 2016, subject to the satisfaction or waiver of the closing conditions.

The Series B1 Preferred Stock will be subject to the terms and conditions and have the rights and preferences set forth in the Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock (the “Designation”), which the Company plans to file with the Secretary of State of Nevada after the date of this filing and prior to the closing of the Offering. The Series B1 Preferred Stock accrues a dividend, payable quarterly in arrears (based on calendar quarters), in the amount of 6% per annum of the original issuance price of the Series B1 Preferred Stock ($1.56 per share or approximately $19.3 million in aggregate), provided that such dividend increases to 9% if the Consolidated Adjusted EBITDA (defined below) targets described below are not met during the periods indicated below during 2016-2017, until the earlier of (a) the date the next target is met, or (b) June 30, 2018. “Consolidated Adjusted EBITDA” means the Company’s operating income, plus (i) share-based compensation expense, (ii) depreciation and amortization, (iii) goodwill impairment charges, (iv) acquisition related expenses, (v) nonrecurring restructuring charges, and (vi) other non-cash expenses or one-time items, all as calculated in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

The Consolidated Adjusted EBIDTA targets are as follows:

Measurement Period	Consolidated Adjusted EBITDA
For the six months ending December 31, 2016	Negative $1,000,000
For the three months ending March 31, 2017	$1,000,000
For the six months ending June 30, 2017	$3,500,000
For the nine months ending September 30, 2017	$5,500,000
For the twelve months ending December 31, 2017	$7,500,000

The dividend is payable by the Company, at the Company’s election, in registered common stock of the Company (if available) or cash, subject to the terms of the Company’s senior loan documents. In the event dividends are paid in registered common stock of the Company, the number of shares payable will be calculated by dividing (a) the accrued dividend by (b) 90% of the arithmetic average of the volume weighted average price (VWAP) of the Company’s common stock for the 10 trading days immediately prior to the applicable date of determination (the “Dividend Stock Payment Price”). Notwithstanding the foregoing, in no event may the Company pay dividends in common stock unless the applicable Dividend Stock Payment Price is above the Closing Bid Price. If the Company is prohibited from paying the dividend in cash (due to contractual senior credit agreements or other restrictions) or is unable to pay the dividend in registered common stock, the dividend will be paid in-kind in additional shares of Series B1 Preferred Stock shares based on the original Unit Price.

The Series B1 Preferred Stock include a liquidation preference (in the amount of the Unit Price) which is junior to the Company’s Series A Preferred Stock, will rank senior to the Company’s Series C Preferred Stock and will rank equally with the Series B Preferred Stock. The Series B1 Preferred Stock will also rank junior to the Company’s credit facilities and other debt holders as provided in further detail in the Designation.

The Series B1 Preferred Stock prohibits us from (i) increasing or decreasing (other than by redemption or conversion (as described in the Designation)) the total number of authorized shares of Series B1 Preferred Stock (except to the extent required to issue payment-in-kind shares); (ii) re-issuing any shares of Series B1 Preferred Stock converted or redeemed; (iii) creating, or authorizing the creation of, or issuing or obligating the Company to issue shares of, any class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to (and not pari passu with) the Series B1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iv) issuing, incurring or obligating the Company to issue or incur any indebtedness that is convertible into, or exchangeable for, any equity security of the Company or instruments derivative of any equity security of the Company; (v) granting any rights to require a mandatory repurchase, retirement or redemption by the Company of any of the Company’s equity securities or instruments derivative of its equity securities on or prior to June 24, 2020, or issuing, incurring or obligating the Company to issue or incur, any indebtedness with a maturity date on or prior to June 24, 2020, that is convertible into, or exchangeable for, equity securities or instruments derivative of the Company’s equity securities; (vi) effecting an exchange, reclassification, or cancellation of all or a part of the Series B1 Preferred Stock (except pursuant to the terms of the Designation); (vii) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B1 Preferred Stock; (viii) issuing any shares of Series B1 Preferred Stock other than pursuant to the Purchase Agreement or as payment-in-kind shares; (ix) altering or changing the rights, preferences or privileges of the Series B1 Preferred Stock so as to affect adversely the shares of such series; or (x) amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B1 Preferred Stock so as to affect adversely the shares of Series B1 Preferred Stock in any material respect as compared to holders of other series, in each case without the prior written consent of holders of Series B1 Preferred Stock holding a majority of the then outstanding shares of Series B1 Preferred Stock.

The Series B1 Preferred Stock (including accrued and unpaid dividends) is convertible into shares of the Company’s common stock at the holder’s option at any time after closing at the Unit Price (initially a one-for-one basis). If the Company’s common stock trades at or above $3.90 per share (250% of the Unit Price) for a period of 20 consecutive trading days at any time following the earlier of (a) the effective date of the resale registration statement (described below), or (b) six months after the closing of the Offering, the Company may at such time force conversion of the Series B1 Preferred Stock (including accrued and unpaid dividends) into common stock of the Company.

The Series B1 Preferred Stock votes together with the common stock on an as-converted basis, provided that each holder’s voting rights are subject to and limited by the Beneficial Ownership Limitation described below.

The Company has the option to redeem the outstanding shares of Series B1 Preferred Stock at 110% of the Unit Price plus any accrued and unpaid dividends on such Series B1 Preferred Stock redeemed, at any time beginning on June 20, 2017 (the two year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock) and the Company is required to redeem the Series B1 Preferred Stock at the Unit Price plus any accrued and unpaid dividends on June 24, 2020 (the five year anniversary of the closing of the Company’s June 2015 offering of Series B Preferred Stock). Notwithstanding either of the foregoing, the Series B1 Preferred Stock may not be redeemed unless and until amounts outstanding under the Credit Agreement have been paid in full.

The Warrants are exercisable beginning 185 days after the date of the closing of the Offering and have a term of 5.5 years. The Warrants contain a cashless exercise provision in connection with any shares that are not then registered by the Company.

Both the Series B1 Preferred Stock and the Warrants contain a provision prohibiting the conversion of the Series B1 Preferred Stock and the exercise of the Warrants into common stock of the Company, if upon such conversion or exercise, as applicable, the holder thereof would beneficially own more than 9.999% of the Company’s then outstanding common stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation does not apply to forced conversions undertaken by the Company pursuant to the terms of the Designation (summarized above). The Beneficial Ownership Limitation also applies to the voting rights of the Series B1 Preferred Stock.

In addition, under the Purchase Agreement, the Company has agreed to register the shares of common stock issuable upon conversion of the Series B1 Preferred Stock and upon exercise of the Warrants under the Securities Act of 1933, as amended, for resale by the Investors. The Company has committed to file a registration statement on Form S-1 by the 30th day following the closing of the Offering and to cause the registration statement to become effective by the 90th day following the closing (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th day following the closing). The Purchase Agreement provides for liquidated damages upon the occurrence of certain events, including, but not limited to, the failure by the Company to cause the registration statement to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the Units affected by the event that are still held by the Investor upon the occurrence of the event, due on the date immediately following the event that caused such failure (or the 30th day following such event if the event relates to the suspension of the registration statement as described in the Purchase Agreement), and each 30 days thereafter, with such payments to be prorated on a daily basis during each 30 day period, subject to a maximum of an aggregate of 6% per annum.

Under the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any untrue statement of a material fact contained in the registration statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Purchase Agreement or the failure of the Company to perform its obligations under the Purchase Agreement and (iii) any failure by the Company to fulfill any undertaking included in the registration statement, subject to certain exceptions. The Investors, severally, and not jointly agreed to indemnify the Company against (i) any failure by such Investor to comply with the covenants and agreements contained in the Purchase Agreement and (ii) any untrue statement of a material fact contained in the registration statement to the extent such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Investor specifically for use in preparation of the registration statement, subject to certain exceptions.

The Company agreed pursuant to the Purchase Agreement, that until 90 days following effectiveness of the registration statement filed to register the shares of common stock underlying the Series B1 Preferred Stock and Warrants (the “Lock-Up Period”), to not offer or sell any common stock or securities convertible or exercisable into common stock, except pursuant to certain exceptions described in the Purchase Agreement, and each of the Company’s officers and directors agreed to not sell or offer for sale any shares of common stock until the end of the Lock-Up Period, subject to certain exceptions.

The conditions to closing the Offering include approval of the Offering by the Company’s senior lender, approval of certain amendments to the Company’s Series B Preferred Stock designation to provide for such preferred stock to rank equally with the Series B1 Preferred Stock and allow for the repurchase of Series B Preferred Stock by the Company in connection with the Repurchase and the amendment of the designation of the Company’s Series C Convertible Preferred Stock designation to provide for the Series B1 Preferred Stock to be senior to the Series C Convertible Preferred Stock upon the liquidation of the Company.

The foregoing summary of the Purchase Agreement, Designation and Warrants are qualified in their entirety by reference to the full text of the Form of Purchase Agreement, Form of Designation and Form of Warrant, which are attached hereto as Exhibits 10.2 and 3.1 and incorporated by reference to Exhibit B of the Purchase Agreement (see also Exhibit 10.3 below), attached hereto as Exhibit 10.2, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Offering, Units, Series B1 Preferred Stock and Warrants, is incorporated by reference into this Item 3.02. The Units (including the shares of Series B1 Preferred Stock and the Warrants) were offered and will be sold to the Investors under the Purchase Agreement in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D of the Securities Act. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Units for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Units were offered without any general solicitation by the Company or its representatives. The Units have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Units or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the entry into the Purchase Agreement and related transactions in connection with the Offering is furnished herewith as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Form of Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock
10.1*	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement dated May 9, 2016 by and among Vertex Energy Operating, LLC, Vertex, Energy, Inc., the other credit parties party thereto, Goldman Sachs Specialty Lending Holdings, Inc., as a lender and Goldman Sachs Bank USA, as administrative agent, collateral agent and lead arranger.
10.2*	Form of Unit Purchase Agreement dated May 10, 2016 by and between Vertex Energy, Inc. and the purchasers named therein
10.3	Form of Warrant (included as Exhibit B to the Form of Unit Purchase Agreement (Exhibit 10.2))
99.1**	Press release dated May 10, 2016

* Filed herewith.

 ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 10, 2016	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Form of Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock
10.1*	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement dated May 9, 2016 by and among Vertex Energy Operating, LLC, Vertex, Energy, Inc., the other credit parties party thereto, Goldman Sachs Specialty Lending Holdings, Inc., as a lender and Goldman Sachs Bank USA, as administrative agent, collateral agent and lead arranger.
10.2*	Form of Unit Purchase Agreement dated May 10, 2016 by and between Vertex Energy, Inc. and the purchasers named therein
10.3	Form of Warrant (included as Exhibit B to the Form of Unit Purchase Agreement (Exhibit 10.2))
99.1**	Press release dated May 10, 2016

* Filed herewith.

 ** Furnished herewith.